                                                                    EXHIBIT 10.6

                                 April 15, 2003

Ambac Assurance Corporation
One State Street Plaza
New York, NY 10004

Wells Fargo Bank Minnesota, National Association,
         as indenture trustee under the Indenture described below
Attention: Corporate Trust Services/Asset-Backed Administration
Sixth Street and Marquette Avenue
MAC N9311-161
Minneapolis, MN 55479
Fax: (612) 667-3464

MFI Finance Corp. I
950 Winter Street, Suite 4100B
Waltham, MA 02451

Leasecomm Corporation
950 Winter Street, Suite 4200
Waltham, MA 02451

Re: Direction and Permanent Waiver of Trigger Events and Servicer Events of Default

Ladies and Gentlemen:

         Reference is made to the (i) Amended and Restated Indenture, dated as of September 1, 2001, among MicroFinancial Incorporated, MFI Finance Corp. I, and Wells Fargo Bank Minnesota, National Association ("Wells Fargo"), as amended and supplemented from time to time (the "Indenture"), pursuant to which Wells Fargo is appointed to serve as indenture trustee (in such capacity, the "Indenture Trustee") on behalf of the noteholders and Ambac Assurance Corporation ("Ambac"), (ii) Servicing Agreement, dated as of March 1, 2000, as amended from time to time (the "Servicing Agreement"), among MicroFinancial Incorporated, MFI Finance Corp. I, Wells Fargo, and the Indenture Trustee, pursuant to which, among other things, Wells Fargo is appointed to serve as back-up servicer (the "Back-up Servicer"), (iii) Insurance and Indemnity Agreement, dated December 18, 2000 (the "Series 2000-2 Insurance Agreement"), among Ambac, MFI Finance Corp. I, Leasecomm Corporation, MicroFinancial Incorporated, the Indenture Trustee, and the Back-up Servicer, (iv) Insurance and Indemnity Agreement, dated September 21, 2001 (the "Series 2001-3 Insurance Agreement" and, together with the Series 2000-2 Insurance Agreement, the "Insurance Agreements"), among Ambac, MFI Finance Corp. I, Leasecomm Corporation, MicroFinancial Incorporated, the Indenture Trustee, and the Back-up Servicer, (v) Amended and Restated Direction and Waiver of Trigger Event and Servicer Event of Default, dated January 14, 2003 (the "January 14 Waiver"), among Ambac Assurance Corporation, MicroFinancial Incorporated, and MFI Finance Corp. I, and acknowledged and agreed to by the Indenture Trustee. Capitalized terms not otherwise defined herein have the meanings ascribed thereto in the Indenture.

         Please execute this Direction and Permanent Waiver in the space provided below for your signature and return it to the undersigned to evidence your agreement to the following:

         REPRESENTATIONS AND WARRANTIES REGARDING COVERED EVENTS.

             1. MicroFinancial Incorporated hereby represents and warrants to Ambac that (a) no Events of Default under the Indenture exist on the date hereof and (b) the only Events of Default (as defined in the Insurance Agreements), Servicer Events of Default and Trigger Events existing on the date hereof (or that would exist absent the January 14 Waiver or this Permanent Waiver) are those that arise directly or indirectly out of the following (collectively, the "Covered Events"):

                       a. The occurrence of an event of default under the Credit Agreement arising out of any of the following (and terms in this paragraph a related to financial covenants have the meanings ascribed thereto in the Credit Agreement, as applicable) :

                                 i. for the fiscal quarter ended September 30, 2002, or any fiscal quarter thereafter, the Fixed Charge Ratio of MicroFinancial Incorporated and its subsidiaries being less than 1.30 to 1.00,

                                 ii. at any time on or after December 31, 2002, Consolidated Tangible Net Worth of the Borrower being less than the sum of (x) $77,500,000 and (y) 50% of the aggregate amount of Consolidated Net Income of the Parent and its Subsidiaries, including the Borrower, for each of the fiscal quarters ending after June 30, 2000, but without deducting therefrom any amount of Consolidated Net Deficit for any of such fiscal quarters,

                                 iii. at any time on or after September 30, 2002
                                      and before the effective date of the
                                      Credit Agreement Amendment (described
                                      under "Documentation" below), the Total
                                      Outstandings under the Credit Agreement
                                      exceeding the Borrowing Base, or

                                 iv. Leasecomm Corporation's failure to repay the Loans on the Borrowing Base Maturity Date;

                            and in each case such event of default, if any, not being cured, remedied or waived in writing, in accordance with the terms of the Credit Agreement, within 30 days of the date of initial occurrence of such event of default (which could otherwise constitute a Servicer Event of Default under Section 6.01(viii) of the Servicing Agreement, leading to a Trigger Event under the Indenture unless waived by the Controlling Party);

                       b. For the fiscal quarter ended September 30, 2002 or any fiscal quarter thereafter, the fixed charge ratio of the Reported Companies being less than 1.25 to 1.0 (which could otherwise constitute a Servicer Event of Default under Section 6.01(xi) of the Servicing Agreement, leading to a Trigger Event under the Indenture if not waived by the Controlling Party);

                       c. At any time on or after December 31, 2002, the Net Worth Requirement not being met and such failure to meet the Net Worth Requirement remaining uncured for a period of thirty days after delivery of the financial statements reflecting such failure or after the date on which such financial statements were required to have been delivered (which failure, if it remained uncured, could otherwise constitute a Trigger Event under the Indenture unless waived by the Controlling Party).

             2. MFI Finance Corp. I hereby represents and warrants to Ambac that (a) no Events of Default under the Indenture exist on the date hereof, (b) to the best of MFI Finance Corp. I's knowledge, the only Events of Default (as defined in the Insurance Agreements), Servicer Defaults, and Trigger Events existing on the date hereof (or that would exist absent the January 14 Waiver or this Direction and Permanent Waiver) are those that arise directly or indirectly out of the Covered Events.

             3. Leasecomm Corporation hereby represents and warrants to Ambac that, to the best of Leasecomm Corporation's knowledge, the only Events of Default (as defined in the Insurance Agreements), Servicer Defaults, and Trigger Events existing on the date hereof (or that would exist absent the January 14 Waiver or this Direction and Permanent Waiver) are those that arise directly or indirectly out of the Covered Events.

         PERMANENT WAIVER; DIRECTION TO INDENTURE TRUSTEE

                  In consideration of (a) the representations and warranties described above, and (b) receipt of the documentation described under "Documentation" below (receipt of which shall be conclusively evidenced by Ambac's execution and delivery of a counterpart of this Direction and Permanent Waiver), pursuant to Section 6.15 of the Indenture and
         Section 6.04 of the Servicing Agreement, Ambac, as the Controlling Party, hereby waives, and directs Wells Fargo Bank Minnesota, National Association, as Indenture Trustee, to waive, permanently:

                       a. each existing Event of Default (as defined in the Insurance Agreements), Servicer Default, and Trigger Event that arises directly or indirectly out of any Covered Event, effective retroactively to the date on which such Event of Default, Servicer Default or Trigger Event occurred; and

                       b. any present or future Events of Default (as defined in the Insurance Agreements), Servicer Defaults, or Trigger Events that would exist pursuant to the provisions that are being removed from the Servicing Agreement and the Indenture pursuant to the Amendments (the "Removed Provisions").

         DOCUMENTATION

         The "Documentation" referred to above consists of the following:

             1. Fully executed counterpart of the Third Amendment to Servicing Agreement, to be dated on or about the date hereof, among the parties to the Servicing Agreement, in substantially the form of Exhibit A hereto (as executed and delivered by the parties thereto, the "Servicing Agreement Amendment");

             2. Fully executed counterpart of the First Amendment to Amended and Restated Indenture, to be dated on or about the date hereof, among the parties to the Indenture, in substantially the form of Exhibit B hereto (as executed and delivered by the parties thereto, the "Indenture Amendment" and, together with the Servicing Agreement Amendment, the "Amendments");

             3. Fully executed counterpart of Second Amendment to Fourth Amended and Restated Revolving Credit Agreement, dated on or about March 31, 2003 (the "Credit Agreement Amendment"), among Leasecomm Corporation, Fleet National Bank and the other financial institutions from time to time party to the Fourth Amended and Restated Revolving Credit Agreement, and Fleet National Bank, as agent;

             4. Fully executed counterpart of this Direction and Permanent Waiver, acknowledged and agreed to by the Indenture Trustee;

             5.   Waiver fee of $50,000; and

             6. Permanent waiver by N M Rothschild & Sons Limited of any "servicer events of default" and any consequent "trigger events" under the indenture and servicing agreement related to MFI Finance II, LLC in any way related to the Covered Events or the Removed Provisions.

WAIVER LIMITED TO DESCRIBED EVENTS.

         We expressly acknowledge and agree that the foregoing waivers do not apply to any Trigger Event, Servicer Event of Default, Event of Default, Event of Default (as defined in the Insurance Agreements) or other default or similar event not described under "Permanent Waiver" above (whether occurring before or after the date hereof).

AGREEMENT TO PAY REASONABLE FEES AND EXPENSES.

         MicroFinancial Incorporated agrees to pay to Jones Day, promptly upon receipt of an invoice therefor, the reasonable fees and expenses of such firm in connection with its representation of Ambac in connection with the negotiation of this Direction and Permanent Waiver and related matters.

COUNTERPARTS

         This Direction and Permanent Waiver may be executed and delivered in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Direction and Permanent Waiver by telecopier shall be as effective as delivery of a manually executed counterpart of this Direction and Permanent Waiver.

                                      Very truly yours,

                                      MICROFINANCIAL, INCORPORATED

                                      By:    /S/ Richard F. Latour
                                             --------------------------
                                      Name:  Richard F. Latour
                                      Title: President and CFO

CONSENTED & AGREED TO BY:

MFI FINANCE CORP. I

By:    /S/ Peter R. von Bleyleben
       ---------------------------------
Name:  Peter R. von Bleyleben
Title: President

LEASECOMM CORPORATION

By:    /S/ Peter R. von Bleyleben
       ---------------------------------
Name:  Peter R. von Bleyleben
Title: President

AMBAC ASSURANCE CORPORATION

By:    /S/ Harris C. Mehos
       ---------------------------
Name:  Harris C. Mehos
Title: First Vice President

INDENTURE TRUSTEE ACKNOWLEDGMENT

The Indenture Trustee hereby acknowledges and agrees to the foregoing, and pursuant to Section 6.15 of the Indenture and Section 6.04 of the Servicing Agreement hereby permanently waives the within mentioned Servicer Events of Default and Trigger Events.

WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, as Indenture Trustee


By: /s/ Cheryl Zimmerman
    -------------------------------
    Name: Cheryl Zimmerman
    Title: Corporate Trust Officer
    Date: 4/14/03